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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Cherokee Inc. on Form S-3 (File No. 333-14533) and Forms S-8 (File No. 333-49865, 333-14533, 333-57503), of our report dated March 21, 2003 relating to the consolidated financial statements and financial statement schedule of Cherokee Inc. as of February 1, 2003 and February 2, 2002 and for the years ended February 1, 2003, February 2, 2002 and February 3, 2001, which appears in this Annual Report on Form 10-K.

                                /s/ PricewaterhouseCoopers LLP

Los Angeles, California
April 2, 2003